UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700	85008
Phoenix, Arizona	(Zip Code)
(Address of principal executive offices)

(602) 685-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2020 (the “Effective Date”), Mesa Air Group, Inc. (“Mesa” or the “Company”) and General Electric Company (“GE”), acting through its GE-Aviation business unit, entered into Amended and Restated Letter Agreement No. 13, which amends and restates Letter Agreement No. 13-1 (hereinafter, “Letter Agreement No. 13-2”).

Under Letter Agreement 13-2, Mesa has agreed to purchase and take delivery of 20 new spare CF34-8C5 engines.  Delivery of the new spare engines will commence in May 2021, with the final spare engine being delivered in December 2021.  The parties had previously agreed to commence delivery of the new spare engines in April 2021.  The payment terms for the new spare engines were also amended, with payments to now be made in five (5) separate tranches commencing in December 2020, and in February, April, May, and June 2021.

The foregoing description of Letter Agreement No. 13-2 does not purport to be complete and is qualified in its entirety by reference to the full text of such Letter Agreement, which we expect to file as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, subject to a request for confidential treatment with respect to certain portions of such document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2020	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel